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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-A/A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       Chrysalis International Corporation
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             (Exact name of registrant as specified in its charter)


           Delaware                                      22-2877973
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(State of incorporation or organization)               (IRS Employer
                                                      Identification No.)


 575 Route 28, Raritan, New Jersey                            08869
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(Address of principal executive offices)                    Zip Code)

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
If this form relates to the registration of a       If this form relates to the registration of a
class of securities pursuant to Section             class of securities pursuant to Section
12(b) of the Exchange Act and is effective          12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),              pursuant to General Instruction A.(d),
please check the following box. [ ]                 please check the following box. [X]

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Securities Act registration statement file number to which this form relates:
____________________________________(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class               Name of Each Exchange on Which
         to be so Registered               Each Class is to be Registered
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                  --                               --
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                  --                               --
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Securities to be registered pursuant to Section 12(g) of the Act:

                       Rights to Purchase Preferred Shares
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                                 Title of class

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                                 Title of class


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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.
         -------------------------------------------

         On November 13, 1998, the Directors of Chrysalis International Corporation (the "Company") approved Amendment No. 1 (the "Amendment"), dated as of November 18, 1998, to the Rights Agreement, dated as of July 1, 1998 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company (the "Rights Agent"). The Amendment made the provisions of the Rights Agreement inapplicable to the execution of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 18, 1998, among the Company, Phoenix International Life Sciences Inc., a corporation constituted under the laws of Canada ("Phoenix"), and Phoenix Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Phoenix and the consummation of the Merger (as defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement, in each case in accordance with the terms of the Merger Agreement.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement are available free of charge from the Company.

ITEM 2.  EXHIBITS.
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         Exhibit
         Number            Exhibit
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           4.1             Amendment No. 1, dated as of November 18,
                           1998, to the Rights Agreement, dated as of July 1, 1998, between the Company and
                           American Stock Transfer & Trust Company
                           (incorporated herein by reference to Exhibit
                           4.1 to the Company's Current Report on Form
                           8-K, filed November 25, 1998).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               CHRYSALIS INTERNATIONAL CORPORATION


                               By:  /s/  John G. Cooper
                                   -------------------------------
                                   Name: John G. Cooper
                                   Title: Senior Vice President, Chief Financial
                                          Officer, Treasurer and Secretary

Dated: November 25, 1998


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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER          EXHIBIT
        ------          -------

          4.1 Amendment No. 1, dated as of November 18, 1998, to the Rights Agreement, dated as of July 1, 1998, between the Company and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed November 25,
                        1998).



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